UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Lumen Technologies, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive
Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000

(Telephone number, including area code)

Qwest Corporation

(Exact name of registrant as specified in its charter)

Colorado	001-03040	84-0273800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

931 14th Street,
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(318) 388-9000

(Telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Trading Symbol(s)	Name of exchange on which each class is to be registered
Common Stock, no par value per share	LUMN	The Nasdaq Stock Market LLC
6.500% Notes due 2051, denominations of $25	CTGG	The Nasdaq Stock Market LLC
6.750% Notes due 2052, denominations of $25	CTHH	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box..  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Lumen Technologies, Inc. (“Lumen”) and Qwest Corporation, a wholly-owned subsidiary of Lumen (“Qwest” and, together with Lumen, the “Registrants”), are filing this Registration Statement on Form 8-A in connection with the transfer of the listings of (i) Lumen’s common stock, no par value per share (the “Common Stock”), and (ii) the 6.500% Notes due 2051 and 6.750% Notes due 2052 (the “Notes” and together with the Common Stock, the “Securities”) issued by Qwest and guaranteed by Lumen, from The New York Stock Exchange (the “NYSE”) to The Nasdaq Stock Market LLC (“Nasdaq”). The Registrants expect trading in the Securities on the NYSE to cease following the close of trading on October 5, 2026, and trading on Nasdaq to commence at market open on October 6, 2026. No change is being made to the rights of holders of the Securities.

Item 1.	Description of Registrant’s Securities to be Registered.

Lumen Technologies, Inc.

The description of Lumen’s Common Stock contained in Exhibit 4.1 to Lumen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including any amendment or report filed for the purpose of updating such description, is incorporated herein by reference.

Qwest Corporation

The descriptions of the Notes contained in the prospectus filed on May 22, 2026 by the Registrants, under the caption “Description of New Qwest Notes”, including any amendment or report filed for the purpose of updating such descriptions, are incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of Lumen or Qwest are listed on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Lumen Technologies, Inc. and Qwest Corporation have duly caused this registration statement to be signed on their behalf by the undersigned officer hereunto duly authorized.

LUMEN TECHNOLOGIES, INC.

By:	/s/ Jennifer Hodges
Jennifer Hodges
Executive Vice President, Chief Legal Officer

QWEST CORPORATION

By:	/s/ Jennifer Hodges
Jennifer Hodges
Executive Vice President, Chief Legal Officer

Dated: October 5, 2026